UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

Hydrophi Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3440 Oakcliff Road, Suite 100 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2016, Sagiv Israeli was appointed as the Chief Operating Officer of HydroPhi Technologies Group, Inc. (the “Company”).

Mr. Israeli, age 38, is an entrepreneur bringing to the Company an expertise in management, logistics, retail commerce and sales. As a teenager, Mr. Israeli founded a successful distribution company that served the sovereign territory of Israel in its entirety. Following his tenure as an active duty Special Operatives officer in the Israeli military, he completed studies in economics and international business before emigrating to the United States.  In 1999, he began his career in the gemstone industry, focusing on wholesale diamond sales.  In 2002, he founded his own company with a focus on diamond manufacturing and wholesale sales of loose diamonds and jewelry, which rapidly became one of the largest diamond companies specializing in fancy color and fancy cut diamonds, with offices in New York, Los Angeles, Florida and Ohio.  Meanwhile, he also aggressively invested in the turnaround of distressed restaurant enterprises. In 2013, Mr. Israeli began investing in the transportation industry through the purchase of long-haul freight trucks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROPHI TECHNOLOGIES GROUP, INC.

Date: May 3, 2016	By:	/s/ Nikola Zaric
Name: Nikola Zaric Title: President

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